

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK>0000857264
<NAME>KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                                    9-MOS
<FISCAL-YEAR-END>                          Sep-30-1998
<PERIOD-END>                               Sep-30-1998
<CASH>                                      10,217,678
<SECURITIES>                               160,322,640<F1>
<RECEIVABLES>                                1,047,078
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             5,155,030<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             176,742,426
<CURRENT-LIABILITIES>                        5,713,316<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   169,536,534
<OTHER-SE>                                   1,492,576<F4>
<TOTAL-LIABILITY-AND-EQUITY>               176,742,426
<SALES>                                              0
<TOTAL-REVENUES>                            18,948,412<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,209,700<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             14,738,712
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         14,738,712
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                14,738,712
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $75,488,620 and Additional Loans of $13,358,208), Participating Insured Mortgages ("PIMs") of $47,834,126 and Mortgage-backed Securities ("MBS") of $23,641,686.,
<F2>Includes prepaid acquisition fees and expenses of $12,266,450 net of accoumulated amortization of $8,604,734 and prepaid participation servicing fees of $4,088,713 net of accumulated amortization of $2,595,399.
<F3>Includes deferred income on Additional Loans of $5,688,346.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $2,702,839 of amortization of prepaid fees and expenses.


